EXHIBIT 99.1

SolarWindow Innovation Bolsters Electricity-Generating Plastic

VESTAL, N.Y., June 03, 2020 (GLOBE NEWSWIRE) -- SolarWindow Technologies, Inc. (Symbol: WNDW), developer of transparent electricity-generating coatings for glass or plastics, is pleased to announce that recent initiatives to optimize its fabrication processes have resulted in favorable improvements to its laser patterning systems for our electricity-generating coatings on flexible plastics.

Once optimized for industry, this advancement is expected to reduce process time, improve device performance, and reduce costs of SolarWindow™ electricity-generating plastic products.

The development of the innovative SolarWindow flexible plastic laser beam patterning technology was performed in collaboration with the U.S. Department of Energy’s (DOE) Office of Energy Efficiency and Renewable Energy (EERE) and Advanced Manufacturing Office (AMO), partnered with DOE’s National Renewable Energy Laboratory (NREL) and Argonne National Laboratory (ANL), through the company’s first-ever awarded advanced materials manufacturing collaborative research and development agreement (CRADA) that was awarded in March 2018.

This laser patterning advancement enables a single laser beam to be split into multiple focused beams that are simultaneously applied to flexible plastic during roll-to-roll manufacturing, a high-throughput and low-cost production method.

Today’s announcement follows recent news on the continued virtual collaboration of our entire team during the COVID-19 pandemic, requiring stay-at-home mandates and physical distancing protocols.

Using converted spare home spaces as remote ad hoc engineering, product development and fabrication shops, SolarWindow staff have built the Company’s largest-ever transparent electricity-generating window array, a notable achievement under the circumstances.

In the coming weeks, SolarWindow plans to release its largest-ever array of transparent electricity-generating window glass panes to our stockholders, supporters, and other stakeholders. To be apprised of this unveiling, we encourage everyone to sign up to receive our email updates by visiting http://solarwindow.com/join-our-email-list/.

About SolarWindow Technologies, Inc.

SolarWindow Technologies, Inc. (Symbol: WNDW; www.solarwindow.com) is a developer of transparent electricity-generating coatings for glass or plastic. When applied to glass, for example, these coatings could convert passive windows into electricity-generating windows, which produce power under natural, artificial, low, shaded, and even reflected light conditions.

Other potential uses for transparent electricity-generating coatings include, but are not limited to, building facades, balcony railings, curtain walls, skylights, and shading systems, as well as automotive, truck, marine and aircraft applications, various consumer products and military uses.

For additional information, please call Amit Singh at 800-213-0689 or visit: www.solarwindow.com.

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Social Media Disclaimer and Forward-Looking Statements
SolarWindow investors and others should note that we announce material information to the public about the Company through a variety of means, including our website (https://www.solarwindow.com/investors), through press releases, SEC filings, public conference calls, via our corporate Twitter account (@solartechwindow), Facebook page (https://www.facebook.com/SolarWindowTechnologies) and LinkedIn page (https://www.linkedin.com/company/solar-window-technology/) in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD. We encourage our investors and others to monitor and review the information we make public in these locations as such information could be deemed to be material information. Please note that this list may be updated from time to time.

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although SolarWindow Technologies, Inc. (the “company” or “SolarWindow Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “our goals,” “our mission,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the company's products, technical problems with the company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that SolarWindow Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.